SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017 (November 21, 2017)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-14956 (Commission File Number)	98-0448205 (I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On November 21, 2017, Valeant Pharmaceuticals International, Inc. (the “Company”) completed its previously announced offering (the “notes offering”) of $750 million aggregate principal amount of its 5.500% senior secured notes due 2025 (the “notes”). The notes will be additional notes and form part of the same series as the Company’s existing 5.500% senior secured notes due 2025.

The notes were offered in the United States and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The net proceeds of the notes offering, along with cash on hand, were used to prepay (on a pro rata basis) a portion of the Company’s Series F Tranche B Term Loan Facility due 2022, and to pay related fees and expenses.

The Senior Secured Notes Indenture

The notes were issued pursuant to the indenture, dated as of October 17, 2017 (the “notes indenture”), between the Company, the guarantors named therein, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto.

Interest and Maturity

Pursuant to the notes indenture, the 5.500% senior secured notes will mature on November 1, 2025. Interest on the notes will be payable semi-annually in arrears on each May 1 and November 1, beginning on May 1, 2018. Interest on the notes will accrue from and including October 17, 2017 or else the most recent interest payment date to which interest had been paid or duly provided for to, but excluding, the date on which such interest is paid.

Guarantees and Collateral

The notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s existing credit agreement (the “Credit Agreement”), existing senior unsecured notes (the “Existing Senior Unsecured Notes”) and existing senior secured notes (the “Existing Senior Secured Notes”) (together, the “Note Guarantors”). The notes and the guarantees will be senior obligations and will be secured, subject to permitted liens and certain other exceptions, by the same first priority liens that secure the Company’s obligations under the Credit Agreement.

Ranking

The notes and the guarantees will rank equally in right of payment with all of the Company’s and the Note Guarantors’ respective existing and future unsubordinated indebtedness and senior to the Company’s and the Note Guarantors’ respective future subordinated indebtedness. The notes and the guarantees will be effectively pari passu with the Company’s and the Note Guarantors’ respective existing and future indebtedness secured by a first priority lien on the collateral securing the notes (including the Credit Agreement and the Existing Senior Secured Notes) and effectively senior to the Company’s and the Note Guarantors’ respective existing and future indebtedness that is unsecured, including the Existing Senior Unsecured Notes, or that is secured by junior liens, in each case to the extent of the value of the collateral. In addition, the notes will be structurally subordinated to (x) all liabilities of any of the Company’s subsidiaries that do not guarantee the notes and (y) any of the Company’s debt that is secured by assets that are not collateral.

Redemption

The notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2020, at the redemption prices as set forth in the notes indenture.

In addition, the Company may redeem some or all of the notes prior to November 1, 2020 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. Prior to November 1, 2020, the Company may redeem up to 40% of the aggregate principal amount of the notes using the proceeds of certain equity offerings at the redemption price set forth in the notes indenture.

Upon the occurrence of a change of control (as defined in the notes indenture), unless the Company has exercised its right to redeem all of the notes of a series as described above, holders of the notes of such series may require the Company to repurchase such holder’s notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date applicable to such notes.

Certain Covenants

The notes indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the notes indenture) to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

Events of Default

The notes indenture also provides for customary events of default.

The foregoing summary of the notes indenture is not complete and is qualified in its entirety by reference to the full and complete text of the notes indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

Following the completion of the notes offering and the related prepayment of the Company’s Series F Tranche B Term Loan Facility due 2022, on November 21, 2017, the Company completed an amendment to its Third Amended and Restated Credit and Guaranty Agreement, dated as of February 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, and such amendment, the “Repricing amendment”).

The Repricing amendment effectuates a refinancing of the Company’s Series F Tranche B Term Loans into a new Series F-4 Tranche B Term Loan (the “Series F-4 Loans”). The Series F-4 Loans have the same principal amount outstanding of approximately $3,821 million and continue to have a maturity date of April 1, 2022, but have a lower applicable interest rate than the prior existing Series F Tranche B Term Loans. The Repricing amendment decreased the interest rate applicable to the Series F-4 Loans to 350 basis points over the Adjusted Eurodollar Rate or 250 basis points over the Base Rate (each as defined in the Credit Agreement). Prepayments or amendments of the Series F-4 Loans that constitute “Repricing Transactions” (as defined in the Credit Agreement) will be subject to a premium of 1.00% of the Series F-4 Loans if so prepaid or amended on or prior to May 21, 2018.

Pursuant to the terms of the Credit Agreement, the Company is required to pay a prepayment penalty of approximately $38 million in connection with the repricing transaction. As a result of the repricing, the Company expects to reduce annual cash interest payments by approximately $48 million assuming a constant principal balance.

The Repricing amendment also increases the letter of credit facility sublimit under the Credit Agreement to $300 million and makes certain other amendments to provide the Company with additional flexibility to enter into certain cash management transactions.

The foregoing summary of the Repricing amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Repricing amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

4.1	Indenture, dated as of October 17, 2017, by and among Valeant Pharmaceuticals International, Inc., the guarantors party thereto, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto, originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2017, which is incorporated by reference herein.

10.1	Amendment No. 16 to Third Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017, by and among Valeant Pharmaceuticals International, Inc., the guarantors party thereto, Barclays Bank PLC, as administrative agent and the other persons party thereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of October 17, 2017, by and among Valeant Pharmaceuticals International, Inc., the guarantors party thereto, The Bank of New York Mellon, as trustee and the notes collateral agents party thereto, originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2017, which is incorporated by reference herein.

10.1	Amendment No. 16 to Third Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017, by and among Valeant Pharmaceuticals International, Inc., the guarantors party thereto, Barclays Bank PLC, as administrative agent and the other persons party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Paul S. Herendeen
Paul S. Herendeen
Executive Vice President and Chief Financial Officer